Double Short Leverage Securities

UBS AG, London Branch

January 7, 2010

PRODUCT SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement Double Short Leverage Securities

UBS AG from time to time may offer and sell Double Short Leverage Securities, which we refer to as the “Securities”. This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying index (the “underlying index”) to which the return on the Securities is inversely linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. The Securities are not principal protected and have leveraged exposure to losses arising from an increase in the level of the underlying index during the term of the Securities. You may lose your entire investment in the Securities. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer (Booking Branch):
UBS AG London Branch)
No Periodic Coupon:
We will not pay you periodic interest during the term of the Securities.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount (the “principal amount”) of $10.00.
Issue Price:
The price per Security specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). See “Plan of Distribution (Conflicts of Interest)” herein. Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the redemption amount you receive is sufficient to offset the upfront fee included in the issue price for the Securities.
Minimum Investment:
Unless otherwise specified in the applicable pricing supplement, the Securities will be offered at a minimum investment of 100 Securities.
Early Redemption:
If the Securities are redeemed pursuant to an optional early redemption or an early redemption event (an “early redemption”), you will receive on the applicable early redemption settlement date, a cash payment per Security equal to the redemption amount, calculated as of the applicable valuation date. After your Securities are redeemed pursuant to an early redemption, no further amounts will be owed to you under the Securities.
Optional Early Redemption:
You may elect to require UBS to redeem your Securities, in whole or in part, prior to the maturity date on any business day during a specified period (the “optional redemption period''), subject to a minimum redemption amount of at least 100,000 Securities ($1,000,000 aggregate principal amount). You must comply with the redemption procedures described under “General Terms of the Securities — Optional Early Redemption — Redemption Procedures'' beginning on page PS-29 in order to redeem your Securities.
Early Redemption Event:
The Securities will be automatically redeemed early if either (i) the underlying index level at any time on any index business day during a specified period (the “observation period'') is greater than the early redemption level, or (ii) a hedging disruption event occurs as described in “General Terms of the Securities — Hedging Disruption Event''.
Underlying Index Level:
As of any time on any index business day during the observation period, the level of the underlying index published at such time on such day on the applicable Bloomberg Professional service (“Bloomberg”) page specified in the applicable pricing supplement or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index.
Index Business Day:
Any trading day on which the underlying index is calculated and published by the sponsor of the underlying index (the “index sponsor”), as determined by the calculation agent.
Early Redemption Level:
A specified level above the starting level, calculated by multiplying the starting level by a percentage specified in the applicable pricing supplement.
Early Redemption Settlement Date:
If the Securities are subject to an early redemption, the early redemption settlement date will generally be five business days following the applicable valuation date, unless otherwise specified in the applicable pricing settlement.
Leverage Factor:
2
Payment at Maturity or upon an Early Redemption (per Principal Amount):
At maturity or upon an early redemption, you will receive a cash payment per Security equal to the redemption amount.
The “redemption amount” will equal (i) the product of (a) the principal amount and (b) 1 - (leverage factor x index return), plus (ii) the interest amount, minus (iii) the accrued borrow cost.
The amount payable, if any, under the Securities will never be less than zero. Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.
In addition to being subject to the upfront fee and the accrued borrow cost, your return on the Securities will be reduced by any positive performance of the underlying index on a two-times leveraged basis. You may lose your entire investment in the Securities.
Index Return:
The “index return” is the quotient of (i) the ending level of the underlying index minus the starting level of the underlying index, divided by (ii) the starting level of the underlying index.
Expressed as a formula:
Ending Level – Starting Level Starting Level
Starting Level:
The closing level of the underlying index determined on the trade date and set forth in the applicable pricing supplement.
Ending Level:
The “ending level” is the closing level of the underlying index determined on the applicable valuation date.

Valuation Date:
If the Securities are subject to an early redemption event, the valuation date will be that day on which the calculation agent determines that the relevant early redemption event has occurred (or the following trading day if such early redemption event occurs on a day that is not a trading day).

If the Securities are subject to an optional early redemption, the valuation date will be the first trading day following the effective date of your election to redeem the Securities in accordance with the redemption procedures described in “General Terms of the Securities — Optional Early Redemption — Redemption Procedures'' beginning on page PS-29.

If the Securities are not subject to an early redemption, the valuation date will be the date specified in the applicable pricing supplement (the “final valuation date”), or the following trading day if such day is not a trading day. For avoidance of doubt, if an early redemption event occurs on the redemption notice date, the applicable valuation date will be that day (or the following trading day if such early redemption event occurs on a day that is not a trading day).

The applicable valuation date will be subject to postponement upon the occurrence of a market disruption event, as described in “General Terms of the Securities — Market Disruption Event”.
Interest Amount:
Unless otherwise specified in the applicable pricing supplement, the interest amount is equal to an amount of interest accrued on the interest notional at a rate per annum equal to overnight USD LIBOR calculated on the basis of actual number of calendar days elapsed divided by 360 and compounded on each business day during the period from, but excluding, the trade date to, and including the applicable valuation date (the “accrual period”). For the purposes of calculating the interest amount, the “interest notional” means an amount equal to the product of the principal amount multiplied by 3.
Overnight USD LIBOR:
As of any calendar day during the accrual period, the London interbank offered rate (British Banker’s Association) for overnight deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is one LIBOR business day prior to such date of determination.
LIBOR Business Day:
Any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
Accrued Borrow Cost:
The sum of the daily borrow costs calculated for each calendar day during the accrual period.
Daily Borrow Cost:
For each calendar day during the accrual period, the daily borrow cost is equal to the quotient of (i) the borrow notional multiplied by the borrow rate, divided by (ii) 360.
The accrued borrow cost will reduce the amount of your return at maturity or upon an early redemption; the level of the underlying index must therefore decrease sufficiently in order for you to receive a redemption amount equal to or greater than your initial investment.
Borrow Notional:
As of any calendar day during the accrual period, an amount equal to the product of (i) the principal amount, multiplied by (ii) the leverage factor, multiplied by (iii) the quotient of (a) the closing level of the underlying index on the immediately preceding index business day, divided by (b) the starting level.
Borrow Rate:
As of any calendar day during the accrual period, the reference rate plus the greater of (i) zero and (ii) the overnight USD LIBOR minus the Fed Funds Open Rate.
Reference Rate:
A per annum rate specified in the applicable pricing supplement.
Fed Funds Open Rate:
As of any calendar day during the accrual period, the rate for U.S. dollar federal funds on such day as displayed on Bloomberg Professional service (“Bloomberg”) page “FEDSOPEN <Index>” or any other successor page for determining such rate available on Bloomberg. The Fed Funds Open Rate for a calendar day which is not a business day shall be deemed to be the Fed Funds Open Rate as of the previous day that was a business day.
No Listing:
Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:
UBS Securities LLC

You could lose all or a substantial portion of your investment in your Securities. In particular, because your Securities contain a leverage component, any increase in the ending level of the underlying index relative to its starting level will result in a significantly greater decrease in the amount payable under the Securities. Consequently, the amount payable under the Securities at maturity or upon an early redemption could be substantially less than your initial investment and may even be zero.

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

To help investors identify appropriate structured investment products (“structured products”), UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and

Leverage Strategies. The Securities are classified by UBS as a Leverage Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on PS-8.

See “Risk Factors” beginning on page PS-16 for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the index supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Product Supplement dated January 7, 2010

ADDITIONAL INFORMATION ABOUT THE DOUBLE SHORT LEVERAGE SECURITIES

You should read this product supplement together with the prospectus dated January 13, 2009, relating to our Medium Term Notes, Series A, of which the Securities are a part, the index supplement dated January 13, 2009, and any pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Index supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000044/v128784_690258-424b2.htm

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices and Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Dow Jones-AIG Commodity IndexSM	IS-16
UBS Bloomberg Constant Maturity Commodity Index (CMCI) Excess Return	IS-23
Rogers International Commodity Index® Excess ReturnSM	IS-28
AMEX Hong Kong 30 Index	IS-35
Dow Jones EURO STOXX 50® Index	IS-39
FTSETM 100 Index	IS-41
FTSE/Xinhua China 25 IndexTM	IS-44
Hang Seng China Enterprises Index	IS-49
Korea KOSPI 200 Index	IS-52
MSCI Indices	IS-55
MSCI-EAFE® Index	IS-55

MSCI® Emerging Markets IndexSM	IS-55
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S.
Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes the terms that will apply generally to the Securities. On the trade date, for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to the specifying the identity of the underlying index and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Double Short Leverage Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the related pricing supplement that describes the specific terms of your Securities.

What are the Securities?

The Double Short Leverage Securities are medium-term, senior unsecured debt securities issued by UBS AG, offering leveraged exposure to the inverse performance of a designated underlying index specified in the applicable pricing supplement to this product supplement (the “underlying index”). The level of the underlying index may be based on stocks, futures contracts on physical commodities or other constituents. Some of the potential underlying indices that may be specified in the applicable pricing supplement are described in an index supplement that may be filed with the SEC from time to time (the “index supplement”). The Securities are designed to replicate a leveraged, double-short position in the underlying index. The Securities are likely to increase in value if the level of the underlying index declines and lose value if the level of the underlying index increases during the term of the Securities.

The Securities are not principal protected and have leveraged exposure to losses arising from an increase in the level of the underlying index during the term of the Securities. You may lose your entire investment in the Securities.

Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount (the “principal amount”) of $10.00. The Securities will be offered to the public at the issue price specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). See “Plan of Distribution (Conflicts of Interest)” herein. Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the redemption amount you receive is sufficient to offset the upfront fee included in the issue price for the Securities.

The Securities are designed for investors who believe that (i) the underlying index level on any index business day during the observation period will at all times be less than or equal to a specified level above the starting level calculated by multiplying the starting level by a percentage specified in the applicable pricing supplement (the “early redemption level”) and (ii) the closing level of the underlying index on the final valuation date will be less than the closing level of the underlying index on the trade date. The “underlying index level” means, as of any time on any index business day during the observation period, the level of the underlying index published at such time on such day on the Bloomberg Professional® service (“Bloomberg”) page specified in the applicable pricing supplement or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index. An “index business day” is any trading day on which the underlying index is calculated and published by the sponsor of the underlying index (the “index sponsor”), as determined by the calculation agent.

The Securities do not pay periodic interest and do not guarantee any return of principal at maturity or upon an early redemption. Instead, at maturity or upon an early redemption, you will receive a payment in cash, the amount of which will (i) vary depending on the inverse performance of the underlying index as magnified by the leverage factor, (ii) include the interest amount and (iii) be reduced by the accrued borrow cost, in accordance with the formula set forth below.

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the maturity date (an “optional early redemption'') on any business day during a specified period (the “optional redemption period''), subject to a minimum redemption amount of at least 100,000 Securities ($1,000,000 aggregate principal amount). You must comply with the redemption procedures described under “General Terms of the Securities — Optional Early Redemption — Redemption Procedures'' beginning on page PS-29 in order to redeem your Securities.

The Securities will be automatically redeemed early if either (i) the underlying index level at any time on any index business day during a specified period (the “observation period”) is greater than the early redemption level, or (ii) a hedging disruption event occurs as described in “General Terms of the Securities — Hedging Disruption Event” (in either case, an “early redemption event”). If the Securities are redeemed pursuant to an optional early redemption an early redemption event (an “early redemption”), you will receive on the applicable early redemption settlement date, a cash payment per Security equal to the redemption amount, calculated as of the applicable valuation date. If the Securities are subject to an early redemption, the redemption amount will generally be paid five business days following the applicable valuation date (the “early redemption settlement date”), unless otherwise specified in the applicable pricing supplement. After your Securities are redeemed pursuant to an early redemption, no further amounts will be owed to you under the Securities.

At maturity or upon an early redemption, you will receive a cash payment per Security equal to the redemption amount. The “redemption amount” will equal (i) the product of (a) the principal amount and (b) 1 - (leverage factor x index return), plus (ii) the interest amount, minus (ii) the accrued borrow cost.

Expressed as a formula:

$10 × [1 – (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost

Where:

The “leverage factor” is equal to 2.

The “index return” is the quotient of (i) the ending level of the underlying index minus the starting level of the underlying index, divided by (ii) the starting level of the underlying index.

Expressed as a formula:

Ending Level – Starting Level

Starting Level

The “starting level” is the closing level of the underlying index determined on the trade date.

The “ending level” is the closing level of the underlying index determined on the applicable valuation date.

The “valuation date” is (i) if the Securities are subject to an early redemption event, that day on which the calculation agent determines that the relevant early redemption event has occurred (or the following trading day if such early redemption event occurs on a day that is not a trading day), (ii) if the Securities are subject to an optional early redemption, the first trading day following the effective date of your election to redeem the Securities in accordance with the redemption procedures described in “General Terms of the Securities — Optional Early Redemption — Redemption Procedures'' beginning on page PS-29 or (iii) if the Securities are not subject to an early redemption prior to maturity, the date specified in the applicable pricing supplement (the “final valuation date”), in each case subject to postponement upon the occurrence of a market disruption event, as described herein. For avoidance of doubt, if an early redemption event occurs on the redemption notice date, the applicable valuation date will be that day (or the following trading day if such early redemption event occurs on a day that is not a trading day).

The “interest amount” is equal to an amount of interest accrued on the interest notional at a rate per annum equal to overnight USD LIBOR calculated on the basis of actual number of calendar days elapsed divided by 360 and compounded on each business day during the period from, but excluding, the trade date to, and including the applicable valuation date (the “accrual period”). For the purposes of calculating the interest amount, the “interest notional” means an amount equal to the product of the principal amount multiplied by 3.

The “overnight USD LIBOR” is, as of any calendar day during the accrual period, the London interbank offered rate (British Banker’s Association) for overnight deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is one LIBOR business day prior to such date of determination.

“LIBOR business day” means any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

The “accrued borrow cost” is the sum of the daily borrow costs calculated for each calendar day during the accrual period.

The “daily borrow cost” for each calendar day during the accrual period, the daily borrow cost is equal to the quotient of (i) the borrow notional multiplied by the borrow rate, divided by (ii) 360.

The accrued borrow cost will reduce the amount of your return at maturity or upon an early redemption; the level of the underlying index must therefore decrease sufficiently in order for you to receive a redemption amount equal to or greater than your initial investment in the Securities.

The “borrow notional” is, as of any calendar day during the accrual period, an amount equal to the product of (i) the principal amount, multiplied by (ii) the leverage factor, multiplied by (iii) the quotient of (a) the closing level of the underlying index on the immediately preceding index business day, divided by (b) the starting level.

Expressed as a formula:

$10 × Leverage Factor ×	(	Closing Level (as of preceding Index Business Day) Starting Level	)

The “borrow rate” is, as of any calendar day during the accrual period, the reference rate plus the greater of (i) zero and (ii) the overnight USD LIBOR minus the Fed Funds Open Rate.

The “reference rate” is a per annum rate specified in the applicable pricing supplement.

The “Fed Funds Open Rate” is, as of any calendar day during the accrual period, the rate for U.S. dollar federal funds on such day as displayed on Bloomberg Professional® service (“Bloomberg”) page “FEDSOPEN <Index>” or any other successor page for determining such rate available on Bloomberg. The Fed Funds Open Rate for a calendar day which is not a business day shall be deemed to be the Fed Funds Open Rate as of the previous day that was a business day.

The amount payable, if any, under the Securities will never be less than zero. Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.

You could lose all or a substantial portion of your investment in your Securities. In particular, because your Securities contain a leverage component, any increase in the ending level of the underlying index relative to its starting level will result in a significantly greater decrease in the amount payable under the Securities.

Unless otherwise specified in the applicable pricing supplement, the Securities will be offered at a minimum investment of 100 Securities. The applicable pricing supplement will specify the trade date, the observation period, the optional redemption period and the final valuation date, as well as the respective terms of each offering of the Securities, including the underlying index, the starting level, and early redemption level.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the inverse performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described herein supplement those described in the accompanying prospectus and, if the terms described herein are inconsistent with those described in the accompanying prospectus, the terms described in this product supplement are controlling.

Specific Terms will be described in Applicable Pricing supplement

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described therein supplement those described in this product supplement and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Leveraged Inverse Exposure — The Securities provide an opportunity for leveraged investment return based upon the inverse performance of the underlying index. The redemption amount, if any, payable under the Securities will increase with any depreciation in the level of the underlying index relative to its starting level on a 2 to 1 basis for each percentage point that the index return is below 0% (not including the impact of the accrued borrow cost and upfront fee, which will reduce your return). However, the Securities are not principal protected, and you will be exposed to a leveraged multiple of any positive index return and will also be subject to the upfront fee and accrued borrow cost. If the index return is negative, but the decline in the level of the underlying index is insufficient to offset the effect of the upfront fee and the accrued borrow cost (after taking into account the interest amount), you will have a loss on your investment in the Securities.
➢	Diversification — The Securities may provide diversification within the equity, commodities or other relevant portion of your portfolio through exposure to the underlying index and their respective index constituents.
➢	Minimum Investment — Your minimum investment is 100 Securities at a principal amount of $10.00 per Security, unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

What are some of the risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” on page PS-16 and in the applicable pricing supplement.

➢	No principal protection and leveraged inverse exposure — You can lose all or substantially all of your investment in the Securities. In addition to being subject to the upfront fee and the accrued borrow cost, to the extent that the ending level appreciates above the starting level, your loss is doubled, and the return on the Securities will decline at a rate that will exceed the rate of appreciation of the underlying index. If the index return is negative, but the decline in the level of the underlying index is insufficient to offset the effect of the upfront fee and the accrued borrow cost (after taking into account the interest amount), you will have a loss on your investment in the Securities.
➢	The appreciation of the underlying index will negatively affect your returns — The Securities are designed to yield a positive return only if the ending level of the underlying index is below its starting level on the applicable valuation date. You will not participate in any appreciation in the underlying index, and any increase in the level of the underlying index over the term of your Securities will adversely affect your return on and the trading value of the Securities. While the Securities are structured to provide leveraged returns in a bearish environment, we cannot assure you of the economic environment during the term of your Securities.
➢	Increased sensitivity to market risk — The return on the Securities is linked to the inverse performance of the underlying index and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index. Because your investment in the Securities contains a leverage component, changes in the level of the underlying index will have a greater impact on the amount payable on your Securities. In particular, any increase in the closing level of the underlying index as of the applicable valuation date will result in a significantly greater decrease in the amount payable under the Securities at maturity or upon an early redemption.
➢	The upfront fee and the accrued borrow cost will have a negative effect on the return potential of the Securities — The initial price of each Security exceeds the $10.00 principal amount per Security by the amount of the upfront fee. Because the redemption amount is calculated on the basis of the principal amount and not the issue price, the upfront fee represents an immediate cost to you and will not grow along with any depreciation of the underlying index. In addition, the calculation of the redemption amount includes an accrued borrow cost that reduces the overall return of the Securities. Therefore, if the index return is negative, but the decline in the level of the underlying index is insufficient to offset the effect of the upfront fee and the accrued borrow cost (after taking into account the interest amount), you will have a loss on your investment in the Securities.
➢	The daily borrow cost is subject to market conditions which will vary during the term of your Securities — The daily borrow cost is calculated based upon a floating borrow notional and a floating borrow rate. As the underlying index increases, the borrow notional will increase and the accrued borrow cost will increase faster. As any positive spread between overnight USD LIBOR minus the Fed Funds Open Rate increases, the borrow rate will increase and the accrued borrow cost will increase faster. Because the accrued borrow cost negatively impacts any return on your Securities, increases in the underlying index level or in any positive spread between overnight USD LIBOR minus the Fed Funds Open Rate will increase the negative impact of the accrued borrow cost on your Securities.
➢	The Securities are subject to an automatic early redemption feature that may terminate your leveraged exposure to the underlying index — The Securities will be automatically redeemed early if either (i) the underlying index level at any time on any index business day during the observation period is greater than the early redemption level or (ii) a hedging disruption event occurs. Following an early redemption event due to a breach of the early redemption level, you will receive a redemption amount that will likely be significantly less than your initial investment in the Securities and could be zero. If your Securities are subject to an early redemption event, the interest amount will cease to accrue and you will not be entitled to any further payments after the early redemption settlement date, including any payment at maturity even if the level of the underlying index declines substantially subsequent to the early redemption.

➢	The underlying index level is subject to continuous monitoring during the observation period — For purposes of determining whether an early redemption event has occurred, the underlying index level will be subject to continuous monitoring during the observation period. Because the underlying index level is subject to continuous monitoring, an early redemption event will occur if the underlying index level increases above the early redemption level at any time of day during the observation period. Continuous monitoring of the underlying index level may result in an early redemption of your Securities that may not have occurred if the underlying index level were instead subject to monitoring at discrete moments during the observation period.
➢	The potential return from short exposure to the underlying index is limited — Because the Securities offer short exposure to the underlying index, the potential return of the Securities will be limited by the fact that the index return can never be less than -100%.
➢	Reinvestment Risk — If the Securities are redeemed prior to maturity pursuant to an optional early redemption or an early redemption event, there is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities, if any, in a comparable investment with similar characteristics as the Securities.
➢	Minimum optional early redemption amount — In order to exercise the optional early redemption feature, you must elect to redeem at least 100,000 Securities ($1,000,000 aggregate principal amount). The minimum optional early redemption amount of $1,000,000 stated principal amount of Securities (100,000 Securities) and the procedures involved in any optional early redemption represent substantial restrictions on your ability to cause UBS to redeem your Securities. If you own Securities with an aggregate stated principal amount of less than $1,000,000, you will not be able to cause UBS to redeem your Securities. You may only elect to redeem your Securities during the optional redemption period.
➢	Your optional redemption election is irrevocable — You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and before the redemption amount is determined on the applicable valuation date.
➢	Owning the Securities is not the same as owning or taking a short position directly in the index constituents — Owning the Securities is not the same as owning or taking a short position in the index constituents. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the index constituents may have.
➢	No interim interest payments — We will not pay you periodic interest during the term of the Securities. The interest amount is included in the calculation of the redemption amount and will only be paid on the early redemption settlement date or maturity date, as applicable. Although the interest amount will be calculated based upon daily compounding, you will not be able to reinvest the accrued interest amount in an alternative investment prior to an early redemption or the maturity date.
➢	Credit of the Issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS, to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.
➢	There may be little or no secondary market for the Securities — You should be willing to hold your Securities to maturity. Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market will develop for the Securities. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.
➢	Secondary market impact — The secondary market price of the Securities will be influenced by many factors including the level of the underlying index, volatilities, dividends and interest rates. The market price of the Securities prior to maturity will not directly correspond with the inverse performance of the underlying index.
➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market will not reflect the upfront fee and will be negatively affected by the accrual of the daily borrow costs over time.
➢	Potential conflict of interest — UBS and its affiliates may engage in trading activities related to the underlying index or the index constituents which may present a conflict between the interests of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of UBS, will determine the redemption amount and whether an early redemption event has occurred. The calculation agent can postpone the determination of the ending level if a market disruption event occurs and is continuing on the applicable valuation date.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities. Any such research, opinions or recommendations could affect the level of the underlying index and therefore the market value of the Securities.

The Securities may be a suitable investment for you if:

➢	You seek leveraged exposure to the inverse returns of the underlying index.
➢	You can tolerate a loss of all or a substantial portion of your investment in the Securities.
➢	You seek an investment that offers no principal protection.
➢	You believe that the level of the underlying index will decline sufficiently over the term of the Securities to offset the effect of the upfront fee and the accrued borrow cost.
➢	You can tolerate the potentially large movements positively and negatively in the value of the Securities prior to maturity.
➢	You do not believe that the level of the underlying index will increase above the early redemption level at any time during the observation period.
➢	You do not seek periodic income from your investment.
➢	You are willing to hold the Securities to maturity but can tolerate an automatic early redemption of the Securities, which if caused by a breach in the early redemption level will likely result in a significant or complete loss on your investment.
➢	You are not seeking an investment for which there will be an active secondary market.
➢	You are comfortable with the creditworthiness of UBS, as Issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not seeking leveraged exposure to the inverse performance of the underlying index.
➢	You cannot tolerate a loss of all or a substantial portion of your investment in the Securities
➢	You believe that the level of the underlying index will increase over the term of the Securities or will not decline sufficiently to offset the effect of the upfront fee and the accrued borrow cost.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of non-structured fixed income investments with comparable maturities and credit ratings.

➢	You believe that the level of the underlying index will increase above the early redemption level at any time during the observation period.
➢	You seek periodic income from your investment.
➢	You are unable or unwilling to hold the Securities to maturity or cannot tolerate an automatic early redemption of the Securities.
➢	You seek an investment for which there will be an active secondary market.
➢	You are not willing or are unable to assume the credit risk associated with UBS, as Issuer of the Securities.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the Securities, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of structured products and the types of protection that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection at maturity, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These structured products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These structured products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or exchange traded funds or to allow efficient access to new markets. These structured products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are designed for investors with high risk tolerances.

“Partial protection”, if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold.

“Contingent protection”, if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset declines below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What are the tax consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-39 and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, you should generally not accrue any income or expense with respect to the underlying index during your holding period for the Securities and you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the issue price or amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if the term of the Securities is greater than one year and you have held your Securities for more than one year.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-40, including possible separate treatment of the interest and accrued borrow cost.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-39 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Set forth below is an explanation of the steps necessary to calculate the payment at maturity or upon an early redemption on the Securities.

Step 1: Calculate the Index Return for an Underlying Index.

Where the payment at maturity is based on the performance of an underlying index, the index return is calculated as the quotient of (i) the ending level of the underlying index minus the starting level of the underlying index, divided by (ii) the starting level of the underlying index. Expressed as a formula:

Index Return =
Ending Level – Starting Level

Starting Level

The “starting level” is the closing level of the underlying index determined on the trade date.

The “ending level” is the closing level of the underlying index determined on the applicable valuation date.

Step 2: Calculate the cash payment at maturity or upon an early redemption.

At maturity or upon an early redemption, you will receive a cash payment per Security based on a leveraged multiple of the index return. Specifically, you will receive a cash payment per Security equal to the redemption amount. The “redemption amount” will equal (i) the product of (a) the principal amount and (b) 1 - (leverage factor x index return), plus (ii) the interest amount, minus (iii) the accrued borrow cost.

Expressed as a formula:

$10 × [1 – (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost

The amount payable, if any, under the Securities will never be less than zero. Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.

Hypothetical Examples — Security Returns at Maturity or upon an Early Redemption Event

The following examples illustrate the calculation of the redemption amount for a hypothetical offering of the Securities under various scenarios. Each example assumes the following terms:

Term	1 year
Issue Price	$10.25 per Security
Principal Amount	$10.00 per Security
Leverage Factor	2
Early Redemption Level	135% of the starting level

At Maturity

The following examples assume that the underlying index level never rises above the early redemption level at any time during the observation period, no hedging disruption event occurs during the term of the Securities and the Securities are redeemed at maturity. For purposes of these examples, we have assumed a total interest amount of $0.09 per Security and a total accrued borrow cost of $0.06. The actual interest amount will depend upon the overnight USD LIBOR over the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total interest amount. The actual accrued borrow cost will depend upon the excess of overnight USD LIBOR over the Fed Funds Open Rate during the accrual period, each of which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total accrued borrow cost.

Example 1 — The Index Return is 5%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	1050
Early Redemption Level	1350 (135% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return = Ending Level – Starting Level Starting Level =	1050 – 1000 1000 = 5%

Given an index return of 5% and the leverage factor of 2, the redemption amount would be:

$10 x [1 - (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost =

$10 x [1 - (2 × 5%)] + $0.09 – $0.06

= $9.03 per Security (a loss of 11.90%).

In this example, given an initial investment of $10.25, the total return on the Securities is -11.90% while the index return is 5%.

Example 2 — The Index Return is -5%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	950
Early Redemption Level	1350 (135% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return = Ending Level – Starting Level Starting Level =	950 – 1000 1000 = -5%

Given an index return of -5% and the leverage factor of 2, the payment at maturity would be:

$10 x [1 - (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost =

$10 x [1 - (2 ×-5%)] + $0.09 – $0.06

= $11.03 per Security (a gain of 7.61%).

In this example, given an initial investment of $10.25, the total return on the Securities is 7.61% while the index return is -5%.

Example 3 — The Index Return is 20%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	1200
Early Redemption Level	1350 (135% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return = Ending Level – Starting Level Starting Level =	1200 – 1000 1000 = 20%

Given an index return of 20% and the leverage factor of 2, the redemption amount would be:

$10 x [1 - (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost =

$10 x [1 - (2 × 20%)] + $0.09 – $0.06

= $6.03 per Security (a loss of 41.17%).

In this example, given an initial investment of $10.25, the total return on the Securities is -41.17% while the index return is 20%.

Example 4 — The Index Return is -20%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	800
Early Redemption Level	1350 (135% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return = Ending Level – Starting Level Starting Level =	800 – 1000 1000 = -20%

Given an index return of -20% and the leverage factor of 2, the redemption amount would be:

$10 x [1 - (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost =

$10 x [1 - (2 × -20%)] + $0.09 – $0.06

= $14.03 per Security (a gain of 36.88%).

In this example, given an initial investment of $10.25, the total return on the Securities is 36.88% while the index return is -20%.

Upon an Early Redemption Event

The following examples assume that the underlying index level rises above the early redemption level during the observation period and the Securities are redeemed early.

Example 1 — The underlying index level increases above the early redemption level on the index business day that is the 90th calendar day (which will be the applicable valuation date) of the term of the Securities.

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	600
Early Redemption Level	1350 (135% of the starting level)

For purposes of this example, we have assumed a total interest amount of $0.03 per Security and a total accrued borrow cost of $0.02. The actual interest amount will depend upon the overnight USD LIBOR over the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total interest amount. The actual accrued borrow cost will depend upon the excess of overnight USD LIBOR over the Fed Funds Open Rate during the accrual period, each of which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total accrued borrow cost.

Given the above assumptions, the index return would be calculated as follows:

Index Return = Ending Level – Starting Level Starting Level =	1400 – 1000 1000 = 40%

Given an index return of 40% and the leverage factor of 2, the payment upon an early redemption would be:

$10 x [1 - (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost =

$10 x [1 - (2 × 40%)] + $0.03 – $0.02

= $2.01 per Security (a loss of 80.39%).

In this example, given an initial investment of $10.25, the total return on the Securities is -80.39% while the index return is 40%.

Example 2 — The underlying index level increases above the early redemption level on the index business day that is the 270th calendar day (which will be the applicable valuation date) of the term of the Securities.

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	1500
Early Redemption Level	1350 (135% of the starting level)

For purposes of this example, we have assumed a total interest amount of $0.07 per Security and a total accrued borrow cost of $0.05. The actual interest amount will depend upon the overnight USD LIBOR over the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total interest amount. The actual accrued borrow cost will depend upon the excess of overnight USD LIBOR over the Fed Funds Open Rate during the accrual period, each of which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total accrued borrow cost.

Given the above assumptions, the index return would be calculated as follows:

Index Return = Ending Level – Starting Level Starting Level =	1520 – 1000 1000 = 52%

Given an index return of 52% and the leverage factor of 2, the payment upon an early redemption would be:

$10 x [1 - (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost =

$10 x [1 - (2 × 52%)] + $0.07 – $0.05

= -$0.38 per Security.

Because the redemption amount cannot be negative, the payment at maturity will be $0.00 per Security, and investors will suffer a total loss of the initial investment of $10.25. In this example, the total return on the Securities is -100% while the index return is 52%.

Accordingly, you could lose all or a substantial portion of your investment in your Securities. In addition to being subject to the upfront fee and the accrued borrow cost, your redemption amount will be reduced by any positive performance of the underlying index on a two-times leveraged basis.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity or upon an early redemption and the cash payment that could be delivered for each of your Securities on the stated maturity date or early redemption settlement date (as applicable), based on a range of hypothetical starting levels, ending levels and underlying index levels on the applicable valuation date or any index business day during the observation period and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical ending levels or underlying index levels of the underlying index on the applicable valuation date or any index business day during the observation period, respectively, could have on your payment at maturity or upon an early redemption, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on levels for the underlying index that may not be achieved on the applicable valuation date or any index business day during the observation period (as applicable) and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on the stated maturity date or early redemption settlement date (as applicable) may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest or take a short position directly in the index constituent stocks, the index commodities or any other index constituents, or in the underlying index. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying index or the index constituents:

➢	because the Securities are a double leveraged instrument, the loss on the Securities will be more than the return on a short position in the underlying index if the index return is positive;
➢	an investment or short position directly in the underlying index or the index constituents may not be subject to the same fees, expenses and costs that decrease the potential investment return of the Securities;
➢	in the case of direct investment in an underlying index comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments, which will not be reflected in the return on the Securities unless the underlying index is a total return index;
➢	in the case of direct investment in index constituents, the return could include rights that you will not have as an investor in the Securities; and
➢	an investment or short position directly in the underlying index may have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-16 of this product supplement.

We cannot predict the levels of the underlying index. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date or the early redemption settlement date (as applicable), nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest or take a short position directly in the underlying index or the index constituents.

Risk Factors

The return on the Securities is linked to the inverse performance of the underlying index. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

NO PRINCIPAL PROTECTION AND OTHER RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

You may lose up to your entire investment in the Securities.

You can lose all or substantially all of your investment in the Securities. At maturity or upon an early redemption, you will receive an amount in cash equal to (i) the product of (a) the principal amount and (b) 1 - (leverage factor x index return), plus (ii) the interest amount, minus (iii) the accrued borrow cost. The amount payable, if any, on the stated maturity date will never be less than zero. However, your redemption amount will be reduced by any positive performance of the underlying index on a two-times leveraged basis. Because your Securities contain a leverage component, any increase in the ending level of the underlying index relative to its starting level will result in a significantly greater decrease in the amount payable under the Securities. Consequently, the amount payable under the Securities at maturity or upon an early redemption could be substantially less than your initial investment and may even be zero.

In certain circumstances, you may sustain a loss on your investment in the Securities even when the level of the underlying index declines during the term of the Securities. If the index return is negative, but the decline in the level of the underlying index is insufficient to offset the effect of the upfront fee and the accrued borrow cost (after taking into account the interest amount), you will have a loss on your investment in the Securities.

Also, the market price of your Securities prior to the stated maturity date or the early redemption settlement date, as the case may be, may be significantly lower than the issue price you pay for your Securities. Consequently, if you sell your Securities before the stated maturity date or the early redemption settlement date, as the case may be, you may receive far less than the amount of your investment in the Securities.

No participation in the appreciation of the underlying index

The Securities are designed to yield a positive return only if the ending level of the underlying index is below its starting level on the applicable valuation date. You will not participate in any appreciation in the underlying index, and any increase in the level of the underlying index over the term of your Securities will adversely affect your return on and the trading value of the Securities. While the Securities are structured to provide potentially enhanced returns in a bearish environment, we cannot assure you of the economic environment during the term of your Securities.

Leverage increases the sensitivity of the Securities to changes in the closing level of the underlying index.

Because your investment in the Securities is leveraged, changes in the closing level of the underlying index will have a greater impact on the amount payable on your Securities than on amounts payable on similar securities that are not so leveraged. Since the leverage factor provides double exposure to increases and decreases in the level of the underlying index, every 1% change in the ending level relative to the starting level of the underlying index will translate into approximately a 2% change in the amount you will receive at maturity or upon an early redemption (not including the impact of the upfront fee and accrued borrow cost, which will further reduce your return). In particular, any increase in the closing level of the

Risk Factors

underlying index as of the applicable valuation date will result in a significantly greater decrease in the amount you will receive at maturity or upon an early redemption. If the index return is positive, you will suffer a loss on your investment in the Securities substantially greater than you would if your Securities did not contain a leverage component.

The Securities are subject to an automatic early redemption feature that does not allow for participation in payment at maturity.

The Securities will be subject to an early redemption if either (i) the underlying index level at any time on any index business day during the observation period is greater than the early redemption level, or (ii) a hedging disruption event occurs. The amount payable upon an early redemption of your Securities will be (i) based on the percentage change (as magnified by the leverage factor) in the closing level of the underlying index as of the applicable valuation date relative to its starting level, (ii) include the interest amount accrued through the applicable valuation date and (iii) be reduced by the accrued borrow cost. You will not be entitled to any further payments after the early redemption settlement date, including any payment at maturity, even if the level of the underlying index declines substantially subsequent to the early redemption. Upon the occurrence of an early redemption event due to a breach of the early redemption level, you will receive an early redemption payment that will likely be significantly less than the principal amount of your Securities and could be zero if the closing level of the underlying index increases precipitously as of the applicable valuation date.

The upfront fee and the accrued borrow cost will have a negative effect on the return potential of the Securities.

The issue price of each Security exceeds the $10.00 principal amount per Security by the amount of the upfront fee. Because the redemption amount is calculated on the basis of the principal amount and not the issue price, the upfront fee represents an immediate cost to you and will not grow along with any depreciation of the underlying index. In addition, the calculation of the redemption amount includes an accrued borrow cost that reduces the overall return of the Securities. Therefore, if the index return is negative, but the decline in the level of the underlying index is insufficient to offset the effect of the upfront fee and the accrued borrow cost (after taking into account the interest amount), you will have a loss on your investment in the Securities.

The daily borrow cost is subject to market conditions which will vary during the term of your Securities.

The daily borrow cost is calculated based upon a floating borrow notional and a floating borrow rate. As the underlying index increases, the borrow notional will increase and the accrued borrow cost will increase faster. As any positive spread between overnight USD LIBOR minus the Fed Funds Open Rate increases, the borrow rate will increase and the accrued borrow cost will increase faster. Because the accrued borrow cost negatively impacts any return on your Securities, increases in the underlying index level or in any positive spread between overnight USD LIBOR minus the Fed Funds Open Rate will increase the negative impact of the accrued borrow cost on your Securities.

The relationship between the fluctuations in interest rates, the level of the underlying index and the return on your Securities interrelate in complex ways and are impossible to predict. In certain environments characterized by increasing levels of the underlying index combined with increasing interest rates, your Securities are likely to be adversely effected.

The interest amount is based upon a floating rate that may vary significantly during the term of the Securities.

The interest amount is calculated based upon overnight USD LIBOR. Because the overnight USD LIBOR is a floating rate, the overnight USD LIBOR will fluctuate. The interest amount will accrue on the interest notional on each calendar day during the accrual period at a per annum rate equal to overnight USD

Risk Factors

LIBOR and will be calculated based upon daily compounding. Therefore, a decline in the overnight USD LIBOR on any day during the accrual period will cause the interest amount to accrue at a lower rate.

The Securities do not pay periodic interest and your yield on the Securities may be less than the yield on a conventional debt security of comparable maturity.

There will be no periodic interest payments on the Securities. The interest amount will be included in the calculation of the redemption amount and will only be paid on the early redemption settlement date or maturity date, as applicable. Although the interest amount will be calculated based upon daily compounding, you will not be able to reinvest the accrued interest amount in an alternative investment prior to the maturity date.

The yield that you receive on the Securities, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

The underlying index level is subject to continuous monitoring during the observation period.

For purposes of determining whether an early redemption event has occurred, the underlying index level will be subject to continuous monitoring during the observation period. Because the underlying index level is subject to continuous monitoring, an early redemption event will occur if the underlying index level increases above the early redemption level at any time of day during the observation period. Continuous monitoring of the underlying index level may result in an early redemption of your Securities that may not have occurred if the underlying index level were instead subject to monitoring at discrete moments during the observation period.

The formula for calculating the payment at maturity or upon an early redemption of the Securities does not take into account all developments in the underlying index.

Changes in the underlying index during the term of the Securities before the applicable valuation date will not be reflected in the calculation of the redemption amount. The calculation agent will calculate the redemption amount by comparing only the closing level of the underlying index on the trade date and the closing level of the underlying index on the applicable valuation date. As a result, you may lose some or all of your investment even if the level of underlying index has declines at certain times during the term of the Securities before rising to a closing level above its starting level on the applicable valuation date. Moreover, if your Securities are redeemed pursuant to an early redemption, you will not be entitled to any further payments, including any payment at maturity, after the early redemption settlement date even if the level of the underlying index declines substantially subsequent to the early redemption.

Any payment on the Securities is subject to the creditworthiness of UBS.

Any payment on the Securities is subject to the creditworthiness of the issuer, UBS. The Securities are senior unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default in its obligations, you may not receive any amounts owed to you under the terms of the Securities.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. Unless otherwise specified in the applicable pricing supplement, the Securities will not be

Risk Factors

listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time. If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, the upfront fee. The market price of your Securities will also be negatively impacted by the accrual of the daily borrow costs over time. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates as a result of dealer discounts, mark-ups or other transaction costs.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the applicable valuation date when the calculation agent will determine the redemption amount. Several factors, many of which are beyond our control and interrelate in complex ways, will influence the market value of the Securities. We expect that, generally, the levels of the underlying index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying index (i.e., the frequency and magnitude of changes in the level of the underlying index over the term of the Securities);
➢	the composition of the underlying index and changes to its index constituents;
➢	the market prices of the index constituents;
➢	the dividend rate paid on any index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index comprising such index constituent stocks, and therefore affect the market value of any Securities linked to such underlying index);
➢	fluctuations in the overnight USD LIBOR;
➢	fluctuation in the Fed Funds Open Rate;
➢	interest rates in the U.S. markets and each market related to the index constituents;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, judicial or other events that affect the level of the underlying index or the market price of the index constituents or that affect markets generally; and
➢	the creditworthiness of UBS.

The optional early redemption feature is subject to a minimum optional early redemption amount.

In order to exercise the optional early redemption feature, you must elect to redeem at least 100,000 Securities ($1,000,000 aggregate principal amount). The minimum optional early redemption amount of

Risk Factors

$1,000,000 stated principal amount of Securities (100,000 Securities) and the procedures involved any optional early redemption represent substantial restrictions on your ability to cause UBS to redeem your Securities. If you own Securities with an aggregate stated principal amount of less than $1,000,000, you will not be able to cause UBS to redeem your Securities. You must comply with certain redemption procedures and the appropriate affiliate of UBS must acknowledge that such redemption procedures have been properly completed in order for the optional early redemption of your Securities to become effective. You may only elect to redeem your Securities during the optional redemption period.

Your optional redemption election is irrevocable.

You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and before the redemption amount is determined on the applicable valuation date. After your Securities are redeemed pursuant to an optional early redemption, no further amounts will be owed to you under the Securities.

RISKS RELATED TO GENERAL INDEX CHARACTERISTICS AND ISSUES

Changes that affect the underlying index will affect the market value of your Securities and the amount you will receive at maturity or upon an early redemption of your Securities.

The policies of the index sponsor concerning the calculation of the underlying index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or any such index commodity ceasing to exist) are reflected in the underlying index could affect the level of the underlying index and, therefore, could affect (i) the amount payable on your Securities at maturity or upon an early redemption, (ii) the likelihood of your Securities becoming subject to an early redemption event, and (iii) the market value of your Securities prior to maturity. The amount payable on the Securities, the likelihood of an early redemption event and market value of the Securities could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the ending level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the ending level — and thus the amount payable at maturity — in a manner it considers appropriate.

Owning the Securities is not the same as owning or taking a short position in the index constituents.

The return on your Securities may not reflect the return you would realize if you actually owned or took a short position directly in the index constituents and held such investment for a similar period because the level of the underlying index may be calculated in part by reference to the prices of the index constituents without taking into consideration the value of dividends paid on any index constituent stocks. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the index constituents may have.

Due to the leverage component of the Securities, any change in the closing level of the underlying index as of the applicable valuation date will result in a significantly greater change in the redemption amount, if any, you will receive at maturity or upon an early redemption. However, even if the level of the underlying index decreases during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying index to decrease while the market value of the Securities declines.

Risk Factors

Historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index during the term of the Securities.

The market prices of the index constituents will determine the level of the underlying index. The historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index. As a result, it is impossible to predict whether the level of the underlying index will rise or fall. Market prices of the index constituents will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of such index constituents, as discussed above.

An investment in the Securities may be subject to risks associated with non-U.S. securities and futures markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a non-U.S. country or exchange.

Any index constituent stock that is issued by a non-U.S. company and any index commodity that is traded on a non-U.S. exchange will be specified in the index supplement or the applicable pricing supplement.

RISKS RELATED TO EQUITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to an equity index, you will not receive dividend payments on the index constituent stocks, or have shareholder rights in the index constituent stocks.

You will not receive any dividend payments or other distributions on the index constituent stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituent stocks may have.

Risk Factors

The index return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index whose index constituent stocks are traded in currencies other than the U.S. dollar.

Although the underlying index constituent stocks may be traded in, or their closing prices may be converted into, currencies other than the U.S. dollar, the Securities, which are linked to the underlying index, are denominated in U.S. dollars, and the amount payable on the Securities at maturity or upon an early redemption will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the index constituent stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the index return. The amount we pay in respect of the Securities on the maturity date or early redemption settlement date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-27.

The Securities may be subject to currency exchange risk.

Because the price of the index constituent stocks may be converted by the index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the index constituent stocks strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency weakens against the respective constituent currencies, the performance of any such index may be positively affected, and the payment at maturity or upon an early redemption of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the index, the United States and other countries important to international trade and finance.

RISKS RELATED TO COMMODITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of the index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation

Risk Factors

and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single trading day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could affect the level of the underlying index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity or upon an early redemption.

Your Securities may be linked to an underlying index that is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodities included in the underlying index and the markets for those commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are less than the sale prices for contracts expiring earlier could positively affect the level of the commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity or upon an early redemption.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange traded funds or other derivative products on such index constituents or the underlying index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-38, UBS or its affiliates may hedge their obligations under the Securities by borrowing, selling or purchasing the index constituents, futures or options on the index constituents or the underlying index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents, and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level of the underlying index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the underlying index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and the level of the underlying index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Securities. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of

Risk Factors

UBS to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index, could be adverse to such holders’ interests as beneficial owners of the Securities.

In the case of Securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituents, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituents and the level of the underlying index and, therefore, the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the index constituents, the underlying index or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities, the index constituents and the underlying index.

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any index that may be used to calculate the payment at maturity or upon an early redemption (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. If an index sponsor discontinues or suspends the calculation of the underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity or upon an early redemption. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity or upon an early redemption will be determined by the calculation agent. See “General Terms of the Securities — Discontinuance of or Adjustments to the Underlying Index; Alteration of Method of Calculation” on page PS-34 and “General Terms of the Securities — Role of Calculation Agent” on page PS-37. No index sponsor is involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor and the underlying index to which your Securities are linked

Risk Factors

from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the relevant index sponsor or the underlying index contained in the index supplement or any pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index for your Securities.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Securities at maturity or upon an early redemption. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-37. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents or the underlying index has occurred or is continuing on the applicable valuation date. This determination may, in turn, depend on the calculation agent’s judgment as whether the event has materially limited trading of index constituents or futures and options related to index constituents or the underlying index. The calculation agent may also have to determine whether a hedging disruption event has occurred during the term of the Securities. This decision may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to create or unwind our hedge positions. Any determination by the calculation agent that a hedging disruption event has occurred will result in an early redemption that may accelerate a loss on your investment in the Securities or deprive you of the ability to participate in future declines in the level of the underlying index. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the determination of the ending level and the maturity date or the early redemption settlement date if a market disruption event occurs on the applicable valuation date.

If the calculation agent determines that a market disruption event has occurred or is continuing on the applicable valuation date, such valuation date will be postponed until the first trading day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the relevant closing level of the underlying index on the first trading day on which no market disruption event occurs or is continuing. In no event, however, will the applicable valuation date be postponed by more than ten trading days. As a result, the maturity date or early redemption settlement date (as applicable) for the Securities could also be postponed, although not by more than ten trading days.

If the applicable valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the applicable valuation date. If the closing level of the underlying index is not available on the last possible day that qualifies as the applicable valuation date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level of the underlying index that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Event” on page PS-32.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the

Risk Factors

applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-39 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-39 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Periodic Coupon

The Securities do not pay periodic interest and do not guarantee any return of principal.

Denominations

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. Your minimum investment is 100 Securities. Purchases in excess of the minimum amount may be made in integrals of one Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

The Securities will be offered to the public at the issue price specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). See “Plan of Distribution (Conflicts of Interest)” herein. Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the redemption amount you receive is sufficient to offset the upfront fee included in the issue price for the Securities.

Payment at Maturity or upon an Early Redemption

At maturity or upon an early redemption, you will receive a cash payment per Security based on the index return. Specifically, you will receive a cash payment per Security equal to the redemption amount. The “redemption amount” will equal (i) the product of (a) the principal amount and (b) 1 - (leverage factor x index return), plus (ii) the interest amount, minus (ii) the accrued borrow cost.

Expressed as a formula:

$10 × [1 – (Leverage Factor × Index Return)] + Interest Amount – Accrued Borrow Cost

Where:

The “leverage factor” is equal to 2.

The “index return” is the quotient of (i) the ending level of the underlying index minus the starting level of the underlying index divided by (ii) the starting level of the underlying index.

Expressed as a formula:

Ending Level – Starting Level

Starting Level

The “starting level” is the closing level of the underlying index determined on the trade date.

General Terms of the Securities

The “ending level” is the closing level of the underlying index determined on the applicable valuation date.

The “valuation date” is (i) if the Securities are subject to an early redemption event, that day on which the calculation agent determines that the relevant early redemption event has occurred (or the following trading day if such early redemption event occurs on a day that is not a trading day), (ii) if the Securities are subject to an optional early redemption, the first trading day following the effective date of your election to redeem the Securities in accordance with the redemption procedures described in “General Terms of the Securities — Optional Early Redemption — Redemption Procedures'' beginning on page PS-29, or (iii) if the Securities are not subject to an early redemption prior to maturity, the final valuation date, in each case subject to postponement upon the occurrence of a market disruption event, as described herein. For avoidance of doubt, if an early redemption event occurs on the redemption notice date, the applicable valuation date will be that day (or the following trading day if such early redemption event occurs on a day that is not a trading day).

The “interest amount” is equal to an amount of interest accrued on the interest notional at a rate per annum equal to overnight USD LIBOR calculated on the basis of actual number of calendar days elapsed divided by 360 and compounded on each business day during the period from, but excluding, the trade date to, and including the applicable valuation date (the “accrual period”). For the purposes of calculating the interest amount, the “interest notional” means an amount equal to the product of the principal amount multiplied by 3.

The “overnight USD LIBOR” is, as of any calendar day during the accrual period, the London interbank offered rate (British Banker’s Association) for overnight deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is one LIBOR business day prior to such date of determination.

“LIBOR business day” means any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

The “accrued borrow cost” is the sum of the daily borrow costs calculated for each calendar day during the accrual period.

The “daily borrow cost” for each calendar day during the accrual period, the daily borrow cost is equal to the quotient of (i) the borrow notional multiplied by the borrow rate, divided by (ii) 360.

The accrued borrow cost will reduce the amount of your return at maturity or upon an early redemption; the level of the underlying index must therefore decrease sufficiently in order for you to receive an amount equal to or greater than your initial investment in the Securities at maturity or upon an early redemption.

The “borrow notional” is, as of any calendar day during the accrual period, an amount equal to the product of (i) the principal amount, multiplied by (ii) the leverage factor, multiplied by (iii) the quotient of (a) the closing level of the underlying index on the immediately preceding index business day, divided by (b) the starting level.

Expressed as a formula:

$10 × Leverage Factor ×	(	Closing Level (as of preceding Index Business Day) Starting Level	)

The “borrow rate” is, as of any calendar day during the accrual period, the reference rate plus the greater of (i) zero and (ii) the overnight USD LIBOR minus the Fed Funds Open Rate.

General Terms of the Securities

The “reference rate” is a per annum rate specified in the applicable pricing supplement.

The “Fed Funds Open Rate” is, as of any calendar day during the accrual period, the rate for U.S. dollar federal funds on such day as displayed on Bloomberg Professional® service (“Bloomberg”) page “FEDSOPEN <Index>” or any other successor page for determining such rate available on Bloomberg. The Fed Funds Open Rate for a calendar day which is not a business day shall be deemed to be the Fed Funds Open Rate as of the previous day that was a business day.

You could lose all or a substantial portion of your investment in your Securities. In particular, because your Securities contain a leverage component, any increase in the ending level of the underlying index relative to its starting level will result in a significantly greater decrease in the amount payable under the Securities. Consequently, the amount payable under the Securities at maturity or upon an early redemption could be substantially less than your initial investment and may even be zero.

The amount payable, if any, under the Securities will never be less than zero. Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.

The applicable pricing supplement will specify the trade date, the observation period, the optional redemption period and the final valuation date, as well as the respective terms of each offering of the Securities, including the underlying index, the starting level and the early redemption level.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Optional Early Redemption

You may elect an optional early redemption on any business day during the optional redemption period, subject to a minimum redemption amount of at least 100,000 Securities ($1,000,000 aggregate principal amount). If you elect to have UBS redeem your Securities, you will receive on the applicable early redemption settlement date, a cash payment per Security equal to the redemption amount, calculated as of the applicable valuation date. After your Securities are redeemed pursuant to an optional early redemption, no further amounts will be owed to you under the Securities.

You must comply with the redemption procedures described below in order to redeem your Securities. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 100,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Redemption Procedures

The following procedures must be followed in order for your Securities to be redeemed pursuant to the optional early redemption:

➢	You must deliver an Optional Early Redemption Request in substantially the form that will be attached to the applicable pricing supplement as Annex A to your broker or other person through whom you hold your Securities (your “broker”) using a delivery method acceptable to your broker. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your Securities for the relevant deadline;

General Terms of the Securities

➢	Your broker must deliver an Optional Early Redemption Instruction in substantially the form that will be attached to the applicable pricing supplement as Annex B, to a designated affiliate of UBS (the “redemption agent'') via fax and confirm receipt by phone call no later than 12:00 p.m. (New York City time) on any business day during the optional redemption period;
➢	The redemption agent must acknowledge receipt of the properly completed Optional Early Redemption Instruction in order for your election to be effective. If the redemption agent acknowledges receipt of the Optional Early Redemption Instruction on or prior to 3:00 p.m. (New York City time) on any business day during the optional early redemption period, the effective date for your election will be that business day, provided any other requirements relating to the Securities are satisfied. If the redemption agent acknowledges receipt of the Optional Early Redemption Instruction after 3:00 p.m. (New York City time) on any business day during the optional early redemption period, the effective date for your election will be the next following business day during the optional early redemption period, provided any other requirements relating to the Securities are satisfied. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion; and
➢	On or prior to the applicable valuation date and before the early redemption settlement date, the redemption agent will provide the relevant settlement information to your broker, and your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable early redemption settlement date.

All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable. You must elect to redeem at least 100,000 Securities ($1,000,000 aggregate principal amount) for UBS to redeem your Securities.

The calculation agent will resolve any questions that may arise as to the validity of a notice of redemption and the timing of receipt of a notice of redemption or as to whether and when the required deliveries have been made. Questions about the redemption requirements should be directed to UBS Securities LLC at the telephone number included in the form of Optional Early Redemption Instruction attached to the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement (or the relevant annexes attached thereto), the redemption agent shall be UBS Securities LLC.

Early Redemption Event

The Securities will be automatically redeemed early if either (i) the underlying index level at any time on any index business day during the observation period is greater than the early redemption level, or (ii) a hedging disruption event occurs as described below. If the Securities are redeemed pursuant to an early redemption event, you will receive on the applicable early redemption settlement date, a cash payment per Security equal to the redemption amount, calculated as of the applicable valuation date. After your Securities are redeemed pursuant to an early redemption event, no further amounts will be owed to you under the Securities.

Hedging Disruption Event

As described above, the Securities will be subject to an early redemption upon the occurrence of a hedging disruption event. Any of the following will be a hedging disruption event, in each case as determined by the calculation agent:

➢	due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order, in each case occurring on or after the trade date for the Securities, the calculation agent determines that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of

General Terms of the Securities

our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the Securities (“hedge positions'');
➢	UBS or its affiliates would incur a rate to borrow a material number of the index constituents that is greater than the sum of (i) the reference rate plus (ii) a spread set forth in the applicable pricing supplement;
➢	any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to create, unwind or maintain all or a material portion of any hedge positions with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging''; or
➢	any other event specified in the applicable pricing supplement as a hedging disruption event.

Early Redemption Settlement Date

If the Securities are redeemed pursuant to an early redemption, the early redemption settlement date will generally be five business days following the applicable valuation date, unless otherwise specified in the applicable pricing supplement. As described under “ — Valuation Date” below, the calculation agent may postpone the applicable valuation date — and therefore the early redemption settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be the applicable valuation date. We describe market disruption events under “ — Market Disruption Event” below.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the applicable valuation date, the maturity date will be automatically postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement of the applicable valuation date. As discussed below under “—Valuation Date”, the calculation agent may postpone the applicable valuation date if a market disruption event occurs or is continuing on such day. We describe market disruption events under “—Market Disruption Event” below.

The postponement of the maturity date for one offering of the Securities will not necessarily affect the maturity date for any other offering of the Securities.

Valuation Date

If the Securities are subject to an early redemption, the valuation date will be that day on which the calculation agent determines that the relevant early redemption event has occurred (or the following trading day if the early redemption event occurs on a day that is not a trading day). If the Securities are subject to an optional early redemption, the valuation date will be the first trading day following the effective date of your election to redeem the Securities in accordance with the redemption procedures described in “General Terms of the Securities — Optional Early Redemption — Redemption Procedures'' beginning on page PS-29. If the Securities are not subject to an early redemption, the valuation date will be the final valuation date, or the following trading day if such day is not a trading day. For avoidance of doubt, if an early redemption event occurs on the redemption notice date, the applicable valuation date will be that day (or the following trading day if such early redemption event occurs on a day that is not a trading day). If the calculation agent determines that a market disruption event occurs or is continuing on the applicable valuation date, the applicable valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not

General Terms of the Securities

continuing. In no event, however, will the applicable valuation date — and, therefore, the maturity date or early redemption settlement date (as applicable) for the Securities — be postponed by more than ten (10) trading days.

A market disruption event or early redemption event for a particular offering of the Securities will not necessarily be a market disruption event or early redemption event for any other offering of the Securities.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level of any underlying index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such index, as determined by the calculation agent.

Underlying Index Level

The underlying index level, as of any time on any index business day during the observation period, will be determined based on the level of the underlying index published at such time on such day on the applicable Bloomberg page specified in the applicable pricing supplement or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index. If such service or any successor service no longer displays the level of such index, then the calculation agent shall designate an alternate source for the determination of the level of such index, which shall be the publisher of the relevant underlying index, unless the calculation agent determines that an alternate service has become the market standard for transactions related to such index.

An “index business day” is any trading day on which the underlying index is calculated and published by the index sponsor, as determined by the calculation agent.

Market Disruption Event

The calculation agent will determine the ending level based on the closing level of the underlying index on the applicable valuation date. As described above, the applicable valuation date may be postponed, and thus the determination of the ending level may be postponed if the calculation agent determines that, on the applicable valuation date, a market disruption event has occurred or is continuing for the underlying index. If such a postponement occurs, the calculation agent will use the closing level of such underlying index on the first trading day on which no market disruption event occurs or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the applicable valuation date, if it determines that one or more of the events below has not and is not likely to materially impair its ability to determine the closing level of the underlying index. In no event, however, will the determination of the ending level be postponed by more than ten (10) trading days.

If the determination of the ending level is postponed to the last possible day, but a market disruption event for the underlying index occurs or is continuing on that day, that day will nevertheless be the date on which the ending level for such underlying index will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event, in each case as determined by the calculation agent:

➢	a termination, suspension, absence or material limitation of trading in a material number of index constituents, for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

General Terms of the Securities

➢	a termination, suspension, absence or material limitation of trading in option or futures contracts relating to the underlying index or to a material number of index constituents in the primary market or markets for those options or contracts for more than two hours of trading or during the one-half hour before the close of trading in such market;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the underlying index or a material number of index constituents in the primary market or markets for those options or contracts;
➢	a termination, suspension, absence or material limitation of trading in any futures contract included in the underlying index;
➢	a change in the settlement price of any futures contract included in the underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in the underlying index; or
➢	the underlying index is not published.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index, in any index constituent stocks or index commodities, or in any futures contract on such index.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Determination of the overnight USD LIBOR

For the purposes of calculating the interest amount, the overnight USD LIBOR will be, on any calendar day during the accrual period, the London interbank offered rate (British Banker’s Association) for overnight deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is one LIBOR business day prior to such date of determination.

If the overnight USD LIBOR cannot be determined as described above as of any date of determination, the overnight USD LIBOR for such date of determination will be determined on the basis of the rates at which overnight deposits in U.S. dollars are offered by four major banks in the London interbank market (the “reference banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for an overnight period commencing as of such date in a representative amount. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two of those quotations are provided, the overnight USD LIBOR for that date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the overnight USD LIBOR for such date of determination will be the arithmetic

General Terms of the Securities

mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, as of such date for overnight loans in U.S. dollars to leading European banks for an overnight period commencing as such date and in a representative amount. If fewer than two banks selected by the calculation agent provide quotes as described above, the overnight USD LIBOR for that date of determination will be determined by the calculation agent in a commercially reasonable manner.

Determination of the Fed Funds Open Rate

As of any calendar day during the accrual period, the rate for U.S. dollar federal funds on such day as displayed on Bloomberg page “FEDSOPEN <Index>” or any other successor page for determining such rate available on Bloomberg. The Fed Funds Open Rate for a calendar day which is not a business day shall be deemed to be the Fed Funds Open Rate as of the previous day that was a business day.

If the Fed Funds Open Rate cannot be determined as described above as of any date of determination, the Fed Funds Open Rate for such date of determination will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds prior to 9:00 a.m., New York City time, on that day arranged by three brokers of U.S. Dollar Federal funds transactions in New York City as selected by the calculation agent.

Discontinuance of or Adjustments to the Underlying Index; Alteration of Method of Calculation

If any index sponsor permanently discontinues publication of the underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then that successor index will be deemed to be the applicable underlying index for all purposes relating to the Securities, including for purposes of determining the occurrence of an early redemption event or calculating the redemption amount.

If the calculation agent determines that the publication of the underlying index has been permanently discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the index constituents or of the futures contracts on such underlying index and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index constituent stocks or their issuers or the index commodities, as applicable, or is due to any other reason — that causes the underlying index not to fairly represent the level of that underlying index had such changes not been made or that otherwise affects the calculation of the level of the affected index, index return, starting level, ending level, underlying index level, early redemption level or the redemption amount, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying index level used to determine the occurrence of an early redemption event or the closing level used to determine the redemption amount is equitable. All determinations and adjustments to be made by the calculation agent with respect to the level of the affected index and the amount payable at maturity or upon an early redemption or otherwise relating to the level of the index may be made by the calculation agent.

General Terms of the Securities

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “ — Default Amount”.

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “ — Modification and Waiver of Covenants”.

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars, for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

General Terms of the Securities

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or upon an early redemption will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “ — Maturity Date” and “ — Valuation Date” above.

General Terms of the Securities

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity or upon an early redemption, market disruption events, borrow disruption events, hedging disruption events, trading days, index business days, LIBOR business day, the default amount, the index return, the starting level, the ending level, the overnight USD LIBOR, Fed Funds Open Rate, the occurrence of an early redemption event and the amount payable in respect of your Securities in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Securities will be booked through UBS AG, London Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving the borrowing, sale or purchase of securities included in or linked to the underlying index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents or the underlying index prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in the index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the value of the index constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or markets relating to the underlying index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity or upon an early redemption of your Securities. See “Risk Factors” on page PS-16 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds a Security, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Security should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Supplemental U.S. Tax Considerations

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the underlying index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the underlying index prior to any sale, exchange, early redemption or maturity of the Securities and you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments.  Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

The Internal Revenue Service (“IRS”) could also possibly assert that you should be treated as entering into a short sale of the underlying index or of the index constituents, in which case any gain or loss on such short sale could be short-term, regardless of the holding period of the Securities. Further, the IRS could attempt to breakout the interest amount and accrued borrow cost from the redemption amount and separately subject such amounts to taxation, in which case a portion of the redemption amount may be treated as ordinary income and you would be entitled to deduct the accrued borrow cost either at

Supplemental U.S. Tax Considerations

maturity or early redemption or possibly over the term of the Securities. Deductions of interest and costs to borrow stocks are subject to certain limitations. It is also possible that the IRS might assert that any gain or loss that you recognize on sale, exchange or maturity of the Securities should be ordinary income or you should recognize gain or loss upon any change or rebalancing of the underlying index.

To the extent that the Securities reference an index with securities denominated in currencies other than the U.S. dollar or reference a commodity index, it is possible that the IRS might assert that your Securities are subject to special rules under Section 988 or Section 1256 of the Code. If Section 988 applies, the entire amount of gain or loss upon sale, exchange or maturity or alternatively, the portion of such gain or loss attributable to foreign currencies that are components of such index could be treated as ordinary gain or loss. Under Section 1256, some or all of your gain or loss should be treated as 60% long term and 40% short term capital gain or loss, without regard to your holding period in the Securities and you would be required to mark-to-market the Security as of the end of each year. It is also possible that you could be required to recognize gain or loss each time a contract tracked by the underlying index rolls or the composition or weightings of the underlying index change, as such gain or loss could be subject to Section 1256. You should consult your tax advisor as to the tax consequences of such characterizations and any possible other alternative characterizations of your Securities for U.S. federal income tax purposes.

Finally, if the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be an ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be a capital loss.

Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. Reportable Transactions include loss transactions in excess of certain thresholds subject to certain exceptions. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Securities effected at a United States office of a broker.

Supplemental U.S. Tax Considerations

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. If you are not a United States holder, you will generally not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status. Gain from the sale or exchange of a Security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with trade or business conduct by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS has agreed to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) have agreed to purchase from UBS, the Securities at an underwriting discount from the issue price to public set forth on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. UBS Securities LLC will be entitled to receive the portion of the upfront fee that is not attributable to the underwriting discount as a structuring fee for developing the economic terms of the Securities.

In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-38, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest  — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of NASD Rule 2720. In addition, UBS will receive the net proceeds (excluding the upfront fee) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of NASD Rule 2720. Consequently, each offering will be conducted in compliance with the provisions of Rule 2720. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.